UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2014

ECO SCIENCE SOLUTIONS, INC.

(Exact name of Company as specified in its charter)

Nevada	333-166487	46-4199032
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
3250 NE 1st Avenue, Suite 305 Miami, Florida 33137 (Address of principal executive offices) 305-460-2259 (Registrant’s Telephone Number)
EATON SCIENTIFIC SYSTEMS, INC. (Former name or address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:
.	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
.	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
.	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
.	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02

UNREGISTERED SALE OF EQUITY SECURITIES

By notice dated April 4, 2014, Eco Science Solutions International, Inc., a Canadian corporation, notified Eco Science Solutions, Inc. (“Company”) that it desired to convert the two million five hundred thousand (2,500,000) shares of Series “A” Preferred Stock into twenty-five million shares of common stock. Upon receipt of the written request, the Company issued instructions to the transfer agent to issue twenty-five million (25,000,000) shares of unregistered common stock to Eco Science Solutions International, Inc., on April 9, 2014.

The Series “A” Preferred Stock was acquired by Eco Science Solutions International, Inc. in the Agreement of the License of Intellectual Property, dated November 4, 2013, as compensation for the License. Each share of Series “A” Preferred Stock was convertible into ten (10) shares of unregistered common stock at the election of the holder and contained no anti-dilution provisions.

On the conversion of the Series “A” Preferred Stock held by Eco Science Solutions International, Inc., no Series “A” Preferred Stock remained issued and outstanding.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECO SCIENCE SOLUTIONS, INC.

Date: April 14, 2014	/s/ Domenic Marciano
By: Domenic Marciano
Its: Secretary